Exhibit 99.3

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FIRST INDUSTRIAL, L.P.

INDEX TO FINANCIAL STATEMENTS

     FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets of First Industrial, L.P. as of December 31, 2003 and 2002

Consolidated Statements of Operations and Comprehensive Income (Loss) of First Industrial L. P. for the Years Ended December 31, 2003, 2002 and 2001

Consolidated Statements of Changes in Partners’ Capital of First Industrial L.P. for the Years Ended December 31, 2003, 2002 and 2001

Consolidated Statements of Cash Flows of First Industrial L.P. for the Years Ended December 31, 2003, 2002 and 2001

Notes to the Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
      First Industrial, L.P.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of First Industrial, L.P. and its subsidiaries (the “Operating Partnership”) at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Operating Partnership’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, on January 1, 2002, the Operating Partnership adopted the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 9, 2004, except for Notes 9 and 11, as to which the date is July 30, 2004

FIRST INDUSTRIAL, L.P.
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

	December 31,	December 31,
	2003	2002
ASSETS
Assets:
Investment in Real Estate:
Land	$392,916	$363,543
Buildings and Improvements	1,845,139	1,829,922
Furniture, Fixtures and Equipment	801	1,174
Construction in Progress	115,935	122,331
Less: Accumulated Depreciation	(295,688)	(261,375)

Net Investment in Real Estate	2,059,103	2,055,595

Real Estate Held for Sale, Net of Accumulated Depreciation and Amortization of $2,135 at December 31, 2002	—	7,040
Investments in and Advances to Other Real Estate Partnerships	374,906	377,776
Restricted Cash	60,875	28,350
Tenant Accounts Receivable, Net	7,769	9,523
Investments in Joint Ventures	14,606	12,545
Deferred Rent Receivable	12,903	12,765
Deferred Financing Costs, Net	9,809	11,449
Prepaid Expenses and Other Assets, Net	93,291	70,762

Total Assets	$2,633,262	$2,585,805

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage Loans Payable, Net	$43,217	$19,909
Senior Unsecured Debt, Net	1,212,152	1,211,860
Unsecured Line of Credit	195,900	170,300
Accounts Payable and Accrued Expenses	62,382	66,874
Rents Received in Advance and Security Deposits	24,655	25,538
Dividends Payable	31,889	31,106

Total Liabilities	1,570,195	1,525,587

Commitments and Contingencies	—	—
Partners’ Capital:
General Partner Preferred Units (100,000 units issued and outstanding at December 31, 2003 and 2002, respectively	240,697	240,697
General Partner Units (39,850,370 and 38,598,321 units issued and outstanding at December 31, 2003 and 2002, respectively	687,721	665,647
Unamortized Value of General Partnership Restricted Units	(19,035)	(4,307)
Limited Partners’ Units 6,704,012 and 6,811,956 units issued and outstanding at December 31, 2003 and 2002, respectively	163,794	168,740
Accumulated Other Comprehensive Loss	(10,110)	(10,559)

Total Partners’ Capital	1,063,067	1,060,218

Total Liabilities and Partners’ Capital	$2,633,262	$2,585,805

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Dollars in thousands, except per share data)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Revenues:
Rental Income	$201,556	$189,989	$196,477
Tenant Recoveries and Other Income	66,827	60,853	64,421

Total Revenues	268,383	250,842	260,898

Expenses:
Real Estate Taxes	41,930	38,523	41,267
Repairs and Maintenance	21,119	17,654	14,711
Property Management	10,081	9,308	8,984
Utilities	8,211	6,506	6,848
Insurance	2,805	2,061	1,542
Other	6,519	7,356	5,425
General and Administrative	25,607	19,230	17,990
Amortization of Deferred Financing Costs	1,761	1,858	1,742
Depreciation and Other Amortization	67,870	55,305	51,067
Valuation Provision on Real Estate	—	—	6,490

Total Expenses	185,903	157,801	156,066

Other Income/Expense:
Interest Income	1,698	121	265
Interest Expense	(95,198)	(87,439)	(78,841)
Loss From Early Retirement of Debt	—	(888)	(10,309)

Total Other Income/Expense	(93,500)	(88,206)	(88,885)
(Loss) Income from Continuing Operations Before Equity in Income of Other Real Estate Partnerships, Equity of Income in Joint Ventures and Gain on Sale of Real Estate	(11,020)	4,835	15,947
Equity in Income of Other Real Estate Partnerships	43,332	53,038	47,949
Equity in Income (Loss) of Joint Ventures	539	463	(791)

Income from Continuing Operations	32,851	58,336	63,105
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $74,428 and $33,439 for the Years Ended December 31, 2003 and 2002, respectively)	88,844	61,673	31,916

Income Before Gain on Sale of Real Estate	121,695	120,009	95,021
Gain on Sale of Real Estate	9,361	16,409	42,942

Net Income	131,056	136,418	137,963
Less: Preferred Unit Distributions	(20,176)	(23,432)	(28,924)
Less: Redemption of Series B Preferred Units	—	(3,707)	—

Net Income Available to Unitholders	$110,880	$109,279	$109,039

Income from Continuing Operations Available to Unitholders Per Weighted Average Unit Outstanding:
Basic	$0.49	$1.04	$1.68

Diluted	$0.48	$1.03	$1.67

Net Income Available to Unitholders Per Weighted Average Unit Outstanding:
Basic	$2.45	$2.38	$2.37

Diluted	$2.44	$2.37	$2.36

Net Income	$131,056	$136,418	$137,963
Other Comprehensive Income (Loss):
Cumulative Transition Adjustment	—	—	(14,920)
Settlement of Interest Rate Protection Agreement	—	1,772	(191)
Mark-to-Market of Interest Rate Protection Agreements and Interest Rate Swap Agreements	251	(126)	(231)
Write-Off of Unamortized Interest Rate Protection Agreement Due to Early Retirement of Debt	—	—	2,156
Amortization of Interest Rate Protection Agreements	198	176	805

Comprehensive Income	$131,505	$138,240	$125,582

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

(Dollars in thousands, except for per share data)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
General Partner Preferred Units - Beginning of Year	$240,697	$336,990	$336,990
Distributions	(20,176)	(23,432)	(28,924)
Redemption of Series B Preferred Units	—	(96,293)	—
Net Income	20,176	23,432	28,924

General Partner Units - End of Year	$240,697	$240,697	$336,990

General Partner Units - Beginning of Year	$665,647	$686,544	$698,247
Contributions	15,117	16,247	18,894
Issuance of General Partner Restricted Units	20,641	3,232	3,133
Purchase of General Partnership Units	(997)	(29,493)	(28,399)
Repurchase and Retirement of Restricted Units	(1,865)	(2,037)	(1,944)
Redemption of Series B Preferred Units	—	(3,148)	—
Amortization of Stock Based Compensation	54	646	899
Distributions	(108,171)	(107,020)	(104,407)
Unit Conversions	2,750	4,616	7,797
Net Income	94,545	96,060	92,324

General Partner Units - End of Year	$687,721	$665,647	$686,544

Unamort. Value of Gen. Partner Restricted Units - Beg. Of Year	$(4,307)	$(6,247)	$(8,812)
Issuance of General Partner Restricted Units	(20,641)	(3,232)	(3,133)
Amortization of General Partner Restricted Units	5,913	5,172	5,698

Unamort. Value of Gen. Partner Restricted Units - End Of Year	$(19,035)	$(4,307)	$(6,247)

Limited Partners Units - Beginning of Year	$168,740	$175,019	$183,406
Contributions		735	1,406
Redemption of Series B Preferred Units	—	(559)	—
Distributions	(18,531)	(18,765)	(18,711)
Unit Conversions	(2,750)	(4,616)	(7,797)
Net Income	16,335	16,926	16,715

Limited Partners Units - End of Year	$163,794	$168,740	$175,019

Accum. Other Comprehensive Income (Loss) - Beginning of Year	$(10,559)	$(12,381)	$—
Cumulative Transition Adjustment	—	—	(14,920)
Settlement of Interest Rate Protection Agreements	—	1,772	(191)
Mark to Market of Interest Rate Protection Agreements	251	(126)	(231)
Write-Off of Unamortized Interest Rate Protection Agreement Due to the Early Retirement of Debt	—	—	2,156
Amortization of Interest Rate Protection Agreements	198	176	805

Accum. Other Comprehensive Income (Loss) - End of Year	$(10,110)	$(10,559)	$(12,381)

Total Partners’ Capital at End of Year	$1,063,067	$1,060,218	$1,179,925

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$131,056	$136,418	$137,963
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	63,281	56,762	54,623
Amortization of Deferred Financing Costs	1,761	1,858	1,742
Other Amortization	16,174	13,986	14,229
Provision for Bad Debt	(160)	—	—
Valuation Provision on Real Estate	—	—	6,490
Equity in (Income) Loss of Joint Ventures	(539)	(463)	791
Distributions from Joint Ventures	539	463	—
Gain on Sale of Real Estate	(83,789)	(49,848)	(42,942)
Loss on Early Retirement of Debt	—	888	10,309
Equity in Income of Other Real Estate Partnerships	(43,332)	(53,038)	(47,949)
Distributions from Investment in Other Real Estate Partnerships	43,332	53,038	47,949
Increase in Tenant Accounts Receivable and Prepaid Expenses and Other Assets, Net	(23,076)	(11,025)	(5,846)
Increase in Deferred Rent Receivable	(2,629)	(2,575)	(3,268)
Decrease in Accounts Payable and Accrued Expenses and Rents Received in Advance and Security Deposits	(14,948)	(9,252)	(28,148)

Net Cash Provided by Operating Activities	87,670	137,212	145,943

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and Additions to Investment in Real Estate	(280,049)	(289,405)	(399,242)
Net Proceeds from Sales of Investments in Real Estate	306,767	322,079	301,032
Investments in and Advances to Other Real Estate Partnerships	(59,430)	(103,628)	(163,666)
Distributions/Repayments from Other Real Estate Partnerships	62,300	104,202	166,546
Contributions to and Investments in Joint Ventures	(5,711)	(8,207)	(6,025)
Distributions from Joint Ventures	2,859	2,260	1,524
Repayment of Mortgage Loans Receivable	27,500	6,903	3,005
(Increase) Decrease in Restricted Cash	(32,525)	(21,956)	16,633

Net Cash Provided by (Used In) Investing Activities	21,711	12,248	(80,193)

CASH FLOWS FROM FINANCING ACTIVITIES:
Unit Contributions	14,799	15,895	18,521
Unit Distributions	(125,916)	(125,875)	(122,203)
Purchase of General Partner Units	(997)	(29,493)	(28,399)
Repurchase of Restricted Units	(1,865)	(2,037)	(1,944)
Redemption of Preferred Units	—	(100,000)	—
Preferred Unit Distributions	(20,176)	(23,432)	(36,155)
Repayments on Mortgage Loans Payable	(1,018)	(38,626)	(14,476)
Proceeds from Senior Unsecured Debt	—	247,950	199,390
Other Proceeds from Senior Unsecured Debt	—	1,772	—
Repayment of Senior Unsecured Debt	—	(84,930)	(100,000)
Proceeds from Unsecured Lines of Credit	264,300	500,100	398,300
Repayments on Unsecured Lines of Credit	(238,700)	(512,300)	(385,800)
Book Overdraft	312	5,336	12,335
Cost of Debt Issuance and Prepayment Fees	(120)	(3,820)	(8,963)

Net Cash Used in Financing Activities	(109,381)	(149,460)	(69,394)

Net (Decrease) Increase in Cash and Cash Equivalents	—	—	(3,644)
Cash and Cash Equivalents, Beginning of Period	—	—	3,644

Cash and Cash Equivalents, End of Period	$—	$—	$—

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1. Organization and Formation of Partnership

     First Industrial, L.P. (the “Operating Partnership”) was organized as a limited partnership in the state of Delaware on November 23, 1993. The sole general partner is First Industrial Realty Trust, Inc. (the “Company”) with an approximate 85.6% and 85.0% ownership interest at December 31, 2003 and 2002, respectively. The Company also owns a preferred general partnership interest in the Operating Partnership (“Preferred Units”) with an aggregate liquidation priority of $250,000. The Company is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code. The Company’s operations are conducted primarily through the Operating Partnership. The limited partners of the Operating Partnership own, in the aggregate, approximately a 14.4% and 15.0% interest in the Operating Partnership at December 31, 2003 and 2002, respectively.

     The Operating Partnership is the sole member of several limited liability companies (the “L.L.C.s”) and the sole stockholder of First Industrial Development Services, Inc., and holds at least a 99% limited partnership interest in First Industrial Financing Partnership, L.P. (the “Financing Partnership”), First Industrial Securities, L.P. (the “Securities Partnership”), First Industrial Mortgage Partnership, L.P, (the “Mortgage Partnership”), First Industrial Pennsylvania, L.P. (the “Pennsylvania Partnership”), First Industrial Harrisburg, L.P. (the “Harrisburg Partnership”), First Industrial Indianapolis, L.P. (the “Indianapolis Partnership”), TK-SV, LTD. and FI Development Services, L.P. (together, the “Other Real Estate Partnerships”). The Operating Partnership, through separate wholly-owned limited liability companies in which it is the sole member, also owns minority equity interests in and provides asset and property management services to, two joint ventures which invest in industrial properties, the September 1998 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined). The Consolidated Operating Partnership (hereinafter defined), through a wholly-owned limited liability company of which the Operating Partnership is the sole member, also owned a minority equity interest in and provided asset and property management services to a third joint venture which invested in industrial properties (the “September 1999 Joint Venture”). During September 2003, the September 1999 Joint Venture sold its remaining property. In conjunction with this final property sale, the final distribution was made to the partners. In May 2003, the Consolidated Operating Partnership (hereinafter defined), through wholly-owned limited liability companies of which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “May 2003 Joint Venture”) with an institutional investor to invest in industrial properties. As of December 31, 2003, the May 2003 Joint Venture did not own any industrial properties.

     The general partners of the Other Real Estate Partnerships are separate corporations, each with at least a .01% general partnership interest in the Other Real Estate Partnerships for which it acts as a general partner. Each general partner of the Other Real Estate Partnerships is a wholly-owned subsidiary of the Company.

     As of December 31, 2003, the Operating Partnership, the L.L.C.s and First Industrial Development Services, Inc. (hereinafter defined as the “Consolidated Operating Partnership”) owned 729 in-service industrial properties, containing an aggregate of approximately 48.5 million square feet (unaudited) of gross leasable area (“GLA”). On a combined basis, as of December 31, 2003, the Other Real Estate Partnerships owned 105 in-service industrial properties, containing an aggregate of approximately 9.4 million square feet (unaudited) of GLA. Of the 105 industrial properties owned by the Other Real Estate Partnerships at December 31, 2003, 15 are held by the Mortgage Partnership, 41 are held by the Pennsylvania Partnership, 15 are held by the Securities Partnership, 19 are held by the Financing Partnership, 10 are held by the Harrisburg Partnership, four are held by the Indianapolis Partnership and one is held by TK-SV, LTD.

     Profits, losses and distributions of the Operating Partnership, the L.L.C.s and Other Real Estate Partnerships are allocated to the general partner and the limited partners, or the members, as applicable, in accordance with the provisions contained within the partnership agreements or ownership agreements, as applicable, of the Operating Partnership, the L.L.C.s and the Other Real Estate Partnerships.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

2. Basis of Presentation

     The consolidated financial statements of the Consolidated Operating Partnership at December 31, 2003 and 2002 and for each of the years ended December 31, 2003, 2002 and 2001 include the accounts and operating results of the Operating Partnership, the L.L.C.s and First Industrial Development Services, Inc. on a consolidated basis. Such financial statements present the Operating Partnership’s limited partnership interests in each of the Other Real Estate Partnerships and the Operating Partnership’s minority equity interests in the September 1998 Joint Venture (hereinafter defined), the September 1999 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined) under the equity method of accounting. All intercompany transactions have been eliminated in consolidation.

3. Summary of Significant Accounting Policies

     In order to conform with generally accepted accounting principles, management, in preparation of the Consolidated Operating Partnership’s financial statements, is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2003 and 2002, and the reported amounts of revenues and expenses for each of the years ended December 31, 2003, 2002 and 2001. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short maturity of these investments.

Restricted Cash

     At December 31, 2003 and 2002, restricted cash includes gross proceeds from the sales of certain properties. These sales proceeds will be disbursed as the Company exchanges into properties under Section 1031 of the Internal Revenue Code. The carrying amount approximates fair value due to the short term maturity of these investments.

Investment in Real Estate and Depreciation

     Investment in Real Estate is carried at cost. The Consolidated Operating Partnership reviews its properties on a quarterly basis for impairment and provides a provision if impairments are found. To determine if an impairment may exist, the Consolidated Operating Partnership reviews its properties and identifies those which have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, the Consolidated Operating Partnership estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property, on an individual property basis, the Consolidated Operating Partnership will recognize an impairment loss based upon the estimated fair value of such property. For properties management considers held for sale, the Consolidated Operating Partnership ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and, as a result, the Consolidated Operating Partnership decides not to sell a property previously classified as held for sale, the Consolidated Operating Partnership will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

     Interest costs, real estate taxes, compensation costs of development personnel and other directly related costs incurred during construction periods are capitalized and depreciated commencing with the date placed in service, on the same basis as the related assets. Depreciation expense is computed using the straight-line method based on the following useful lives:

Years
Buildings and Improvements	31.5 to 40
Land Improvements	15
Furniture, Fixtures and Equipment	5 to 10

     Construction expenditures for tenant improvements, leasehold improvements and leasing commissions (inclusive of compensation costs of leasing personnel) are capitalized and amortized over the terms of each specific lease. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.

     The Consolidated Operating Partnership accounts for all acquisitions entered into subsequent to June 30, 2001 in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, the Consolidated Operating Partnership allocates the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. The Consolidated Operating Partnership allocates the purchase price to the fair value of the tangible assets of an acquired property determined by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenants lease and the Consolidated Operating Partnership’s overall relationship with the respective tenant. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases. The value of in-place lease intangibles, which is included as a component of Other Assets, is amortized to expense over the remaining lease term and expected renewal periods of the respective lease. If a tenant terminates its lease early, the unamortized portion of leasing commissions, tenant improvements, above and below market leases and the in-place lease value is immediately charged to expense.

Deferred Financing Costs

     Deferred financing costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the respective loans. Accumulated amortization of deferred financing costs was $8,930 and $7,169 at December 31, 2003 and 2002, respectively. Unamortized deferred financing costs are written-off when debt is retired before the maturity date.

Investment in and Advances to Other Real Estate Partnerships

     Investment in and Advances to Other Real Estate Partnerships represents the Consolidated Operating Partnership’s limited partnership interests in and advances to, through the Operating Partnership, the Other Real Estate Partnerships. As discussed in Note 1, the Operating Partnership is the limited partner in the Other Real Estate Partnerships. In accordance with Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures” the general partner of the Other Real Estate Partnerships, the majority voting partner, accounts for the Other Real Estate Partnerships as a consolidated subsidiary. Accordingly, the Operating Partnership accounts for its Investment in and Advances to Other Real Estate Partnerships under the equity method of accounting. Under the equity method of accounting, the Operating Partnership’s share of earnings or losses of the Other Real Estate Partnerships is reflected in income as earned and contributions or distributions increase or decrease, respectively, the Operating Partnership’s Investment in and Advances to Other Real Estate Partnerships as paid or received, respectively.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

Investments in Joint Ventures

     Investments in Joint Ventures represents the Operating Partnership’s limited partnership interests in the September 1998 Joint Venture (hereinafter defined), the September 1999 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined). The Operating Partnership accounts for its Investments in Joint Ventures under the equity method of accounting, as the Operating Partnership does not have operational control or a majority voting interest. Under the equity method of accounting, the Operating Partnership’s share of earnings or losses of the September 1998 Joint Venture (hereinafter defined), the September 1999 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined) is reflected in income as earned and contributions or distributions increase or decrease, respectively, the Operating Partnership’s Investments in Joint Ventures as paid or received, respectively. Differences between the Operating Partnership’s carrying value of its investments in joint ventures and the Operating Partnership’s underlying equity of such joint ventures are amortized over the respective lives of the underlying assets, as applicable.

Employee Benefit Plans

     At December 31, 2003, the Company has three stock incentive employee compensation plans, which are described more fully in Note 13. Prior to January 1, 2003, the Consolidated Operating Partnership accounted for its stock incentive plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense is not recognized for options issued in which the strike price is equal to the fair value of the Company’s stock on the date of grant. Certain options issued in 2000 were issued with a strike price less than the fair value of the Company’s stock on the date of grant. Compensation expense is being recognized for the intrinsic value of these options determined at the date of grant over the vesting period. On January 1, 2003, the Consolidated Operating Partnership adopted the fair value recognition provisions of the Financial Accounting Standards Board’s (“FASB”) Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (“FAS 123”), as amended by Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. The Consolidated Operating Partnership is applying the fair value recognition provisions of FAS 123 prospectively to all employee option awards granted after December 31, 2002. The Consolidated Operating Partnership has not awarded options to employees or directors of the Company during the year ended December 31, 2003, therefore no stock-based employee compensation expense, except for expense related to restricted stock, is included in net income available to common stockholders related to the fair value recognition provisions of FAS 123.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

     Had compensation expense for the Company’s Stock Incentive Plans been determined based upon the fair value at the grant date for awards under the stock incentive plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as amended by FAS 148, net income and earnings per unit would have been the pro forma amounts indicated in the table below:

	For the Year Ended
	2003	2002	2001
Net Income Available to Unitholders - as reported	$110,880	$109,279	$109,039
Add: Stock-Based Employee Compensation Expense Included in Net Income Available to Unitholders - as reported	54	237	256
Less: Total Stock-Based Employee Compensation Expense - Determined Under the Fair Value Method	(1,350)	(1,154)	(786)

Net Income Available to Unitholders - pro forma	$109,584	$108,362	$108,509

Net Income Available to Unitholders per Unit - as reported – Basic	$2.45	$2.38	$2.37
Net Income Available to Unitholders per Unit - pro forma – Basic	$2.42	$2.36	$2.36
Net Income Available to Unitholders per Unit - as reported – Diluted	$2.44	$2.37	$2.36
Net Income Available to Unitholders per Unit - pro forma – Diluted	$2.41	$2.35	$2.35

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Expected dividend yield	N/A	8.28%	8.22%
Expected stock price volatility	N/A	20.94%	20.75%
Risk-free interest rate	N/A	3.58%	4.91%
Expected life of options	N/A	3.00	3.03

The weighted average fair value of options granted during 2002 and 2001 is $1.97 and $2.49 per option, respectively. No options were granted during 2003.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

Revenue Recognition

     Rental income is recognized on a straight-line method under which contractual rent increases are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for taxes, insurance and other property operating expenses and is recognized as revenue in the same period the related expenses are incurred by the Consolidated Operating Partnership.

     Revenue is recognized on payments received from tenants for early lease terminations after the Consolidated Operating Partnership determines that all the necessary criteria have been met in accordance with the FASB Statement of Financial Accounting Standards No. 13 “Accounting for Leases” (FAS 13”).

     The Consolidated Operating Partnership provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. Accounts receivable in the consolidated balance sheets are shown net of an allowance for doubtful accounts of $1,547 and $1,707 as of December 31, 2003 and 2002. For accounts receivable the Consolidated Operating Partnership deems uncollectible, the Consolidated Operating Partnership uses the direct write-off method.

Gain on Sale of Real Estate

     Gain on sale of real estate is recognized using the full accrual method, when appropriate. Gains relating to transactions which do not meet the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances. As the assets are sold, their costs and related accumulated depreciation are removed from the accounts with resulting gains or losses reflected in net income or loss. Estimated future costs to be incurred by the Consolidated Operating Partnership after completion of each sale are included in the determination of the gains on sales.

Income Taxes

     In accordance with partnership taxation, each of the partners are responsible for reporting their share of taxable income or loss. The Consolidated Operating Partnership is subject to certain state and local income, excise and franchise taxes. The provision for such state and local taxes has been reflected in general and administrative expense in the statements of operations and comprehensive income and has not been separately stated due to its insignificance.

Earnings Per Unit (“EPU”)

     Net income per weighted average general partnership and limited partnership unit (the “Units”) — basic is based on the weighted average Units outstanding (excluding restricted units that have not yet vested). Net income per weighted average Unit — diluted is based on the weighted average Units outstanding (excluding restricted units that have not yet vested) plus the dilutive effect of the Company’s in-the-money employee stock options and restricted stock that result in the issuance of general partnership units. See Note 11 for further disclosure about earnings per unit.

Fair Value of Financial Instruments

     The Consolidated Operating Partnership’s financial instruments include short-term investments, tenant accounts receivable, mortgage notes receivable, accounts payable, other accrued expenses, mortgage loans payable, unsecured line of credit, senior unsecured debt and the Put Option (defined hereinafter) issued in conjunction with an initial offering of certain unsecured debt.

     The fair values of the short-term investments, tenant accounts receivable, mortgage notes receivable, accounts payable and other accrued expenses were not materially different from their carrying or contract values. See Note 6 for the fair values of the mortgage loans payable, unsecured line of credit, senior unsecured debt and the Put Option (defined hereinafter) issued in conjunction with an initial offering of certain unsecured debt.

Derivative Financial Instruments

     Historically, the Consolidated Operating Partnership, through the Operating Partnership, has used interest rate protection agreements (the “Agreements”) to fix the interest rate on anticipated offerings of senior unsecured

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

debt or convert floating rate debt to fixed rate debt. Receipts or payments that result from the settlement of Agreements used to fix the interest rate on anticipated offerings of senior unsecured debt are amortized over the life of the senior unsecured debt. Receipts or payments resulting from Agreements used to convert floating rate debt to fixed rate debt are recognized as a component of interest expense. Agreements which qualify for hedge accounting are marked-to-market and any gain or loss is recognized in other comprehensive income (partners’ capital). Any agreements which no longer qualify for hedge accounting are marked-to-market and any gain or loss is recognized in net income immediately. The credit risks associated with the Agreements are controlled through the evaluation and monitoring of the creditworthiness of the counterparty. In the event that the counterparty fails to meet the terms of the Agreements, the Consolidated Operating Partnership’s exposure is limited to the current value of the interest rate differential, not the notional amount, and the Consolidated Operating Partnership’s carrying value of the Agreements on the balance sheet. See Note 6 for more information on the Agreements.

Discontinued Operations

     On January 1, 2002, the Consolidated Operating Partnership adopted the FASB Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property sold subsequent to December 31, 2001 that were not classified as held for sale at December 31, 2001 as well as the results of operations from properties that were classified as held for sale subsequent to December 31, 2001 be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Consolidated Operating Partnership as a result of the disposal transaction and (b) the Consolidated Operating Partnership will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations.

Segment Reporting

     Management views the Consolidated Operating Partnership as a single segment.

Recent Accounting Pronouncements

     In January 2003, the FASB issued FIN 46, which provides guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE are to be included in an entity’s consolidated financial statements. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. In December 2003, the FASB reissued FIN 46 with certain modifications and clarifications. Application of this guidance was effective for interests in certain VIEs commonly referred to as special-purpose entities (SPEs) as of December 31, 2003. Application for all other types of entities is required for periods ending after March 15, 2004, unless previously applied. The Consolidated Operating Partnership does not believe that the application of FIN 46 will have an impact on its financial position, results of operations, or liquidity.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

Reclassification

     On January 1, 2003, the Operating Partnership adopted the FASB’s Statement of Financial Accounting Standard No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“FAS 145”). FAS 145 rescinds FAS 4, FAS 44 and FAS 64 and amends FAS 13 to modify the accounting for sales-leaseback transactions. FAS 4 required the classification of gains and losses resulting from extinguishment of debt to be classified as extraordinary items. Pursuant to the adoption of FAS 145, the Operating Partnership reclassified amounts shown as extraordinary for the years ended December 31, 2002 and 2001 to continuing operations.

     In July 2003, the Securities and Exchange Commission (the “SEC”) issued a clarification on Emerging Issues Task Force (“EITF”) Abstract, Topic No. D 42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock” (“EITF 42”). This clarification of EITF 42, states for the purpose of calculating the excess of (1) fair value of the consideration transferred to the holders of the preferred stock over (2) the carrying amount of the preferred stock in the balance sheet, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock. This clarification was effective in the first fiscal period ending after June 15, 2003 and requires prior periods presented to be restated. Pursuant to EITF 42, the Operating Partnership restated net income available to unitholders and net income available to unitholders per share amounts for the year ended December 31, 2002 by reducing net income available to unitholders for the initial issuance costs related to the redemption of the Operating Partnership’s 8.75%, $.01 par value, Series B Cumulative Preferred Units (the “Series B Preferred Units”) on May 14, 2002. The impact of the adoption of EITF 42 for the year ended December 31, 2002 was a reduction of basic and diluted EPU of $.08.

     Certain 2002 and 2001 items have been reclassified to conform to the 2003 presentation.

4. Investments in and Advances to Other Real Estate Partnerships

     The investments in and advances to Other Real Estate Partnerships reflects the Operating Partnership’s limited partnership equity interests in the entities referred to in Note 1 to these financial statements.

     Summarized condensed financial information as derived from the financial statements of the Other Real Estate Partnerships is presented below:

     Condensed Combined Balance Sheets:

	December 31,	December 31,
	2003	2002
ASSETS
Assets:
Investment in Real Estate, Net	$332,371	$332,552
Other Assets, Net	70,524	102,784

Total Assets	402,895	435,336

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage Loans Payable	$2,529	$40,080
Other Liabilities	22,193	14,126

Total Liablilites	24,722	54,206
Partners’ Capital	378,173	381,130

Total Liabilities and Partners’ Capital	$402,895	$435,336

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

4. Investments in and Advances to Other Real Estate Partnerships, continued

     Condensed Combined Statements of Operations:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Total Revenues (including Interest Income)	$60,483	$54,456	$51,354
Property Expenses	(14,818)	(13,580)	(14,689)
Interest Expense	(256)	(2,948)	(3,739)
Amortization of Deferred Financing Costs	(3)	(67)	(67)
Depreciation and Other Amortization	(11,857)	(10,484)	(9,789)
Valuation Provision on Real Estate	—	—	(3,010)
Loss on Early Retirement of Debt	(1,466)	—	—
Gain on Sale of Real Estate	6,243	67	21,405
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $4,644 and $21,218 for the years ended December 31, 2003 and 2002	5,319	26,043	7,997

Net Income	$43,645	$53,487	$49,462

5. Investments in Joint Ventures

     On September 28, 1998, the Consolidated Operating Partnership, through a wholly-owned limited liability company in which the Operating Partnership is its sole member, entered into a joint venture arrangement (the “September 1998 Joint Venture”) with an institutional investor to invest in industrial properties. The Consolidated Operating Partnership, through wholly-owned limited liability companies in which the Operating Partnership is the sole member, owns a ten percent equity interest in the September 1998 Joint Venture and provides property and asset management services to the September 1998 Joint Venture. On or after October 2000, under certain circumstances, the Operating Partnership has the right to purchase all of the properties owned by the September 1998 Joint Venture at a price to be determined in the future. The Consolidated Operating Partnership has not exercised this right.

     On September 2, 1999, the Consolidated Operating Partnership, through a wholly-owned limited liability company in which the Operating Partnership is its sole member, entered into a joint venture arrangement (the “September 1999 Joint Venture”) with an institutional investor to invest in industrial properties. The Consolidated Operating Partnership, through wholly-owned limited liability companies in which the Operating Partnership is the sole member, owns a ten percent equity interest in the September 1999 Joint Venture and provides property and asset management services to the September 1999 Joint Venture. During September 2003, the September 1999 Joint Venture sold its remaining property. In conjunction with this final sale, the final distribution was made to the partners.

     On December 28, 2001, the Consolidated Operating Partnership, through a wholly-owned limited liability company in which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “December 2001 Joint Venture”) with an institutional investor to invest in industrial properties. The Consolidated Operating Partnership, through wholly-owned limited liability companies of the Operating Partnership, owns a 15% equity interest in the December 2001 Joint Venture and provides property management services to the December 2001 Joint Venture accounting. As of December 31, 2003 the December 2001 Joint Venture had economic interests in 36 industrial properties. Twenty-seven of the 36 industrial properties were purchased from the Consolidated Operating Partnership. The Consolidated Operating Partnership deferred 15% of the gain resulting from these sales which is equal to the Consolidated Operating Partnership’s economic interest in the December 2001 Joint Venture. The 15% gain deferral is netted against the Consolidated Operating Partnership’s investment in joint ventures on the balance sheet. The 15% gain deferral reduced the Consolidated Operating Partnership’s investment in joint ventures and is amortized into income over the useful life of the related building, which is typically 40 years. If the December 2001 Joint Venture sells any of the 27 properties that the Consolidated Operating Partnership sold to the December

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5. Investments in Joint Ventures, continued

2001 Joint venture to a third party, the Consolidated Operating Partnership will recognize the unamortized portion of the deferred gain as gain on sale of real estate. If the Consolidated Operating Partnership repurchases any of the 27 properties that it sold to the December 2001 Joint Venture, the 15% gain deferral will be netted against the basis of the property purchased (which reduces the basis of the property).

     During the years ended December 2003, 2002 and 2001, the Consolidated Operating Partnership invested the following amounts in its three joint ventures as well as received distributions and recognized fees from acquisition, disposition, property management and asset management services in the following amounts:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Contributions	$5,558	$8,207	$6,025
Distributions	$3,398	$2,723	$1,524
Fees	$2,173	$1,863	$2,377

     The combined summarized financial information of the investments in joint ventures is as follow:

	December 31,	December 31,
	2003	2002
Condensed Combined Balance Sheets
Gross Real Estate Investment	$348,030	$295,470
Less: Accumulated Depreciation	(15,330)	(11,482)

Net Real Estate	332,700	283,988
Other Assets	16,750	19,379

Total Assets	$349,450	$303,367

Long Term Debt	$217,413	$184,010
Other Liabilities	6,596	7,974
Equity	125,441	111,383

Total Liabilities and Equity	$349,450	$303,367

Consolidated Operating Partnership’s Share of Equity	$18,205	$15,113
Basis Differentials (1)	(3,599)	(2,568)

Carrying Value of the Consolidated Operating Partnership’s Investments in Joint Ventures	$14,606	$12,545

(1) This amount represents the aggregate difference between the Consolidated Operating Partnership’s historical cost basis and the basis reflected at the joint venture level. Basis differentials are primarily comprised of gain defferals related to properties the Consolidated Operating Partnership sold to the joint ventures and certain acquisition costs which are not reflected in the net assets at the joint venture level.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

5. Investments in Joint Ventures, continued

	Year Ended December 31,
	2003	2002	2001
Condensed Combined Statements of Operations
Total Revenues	$35,603	$34,635	$38,983
Expenses:
Operating and Other	9,693	14,482	13,473
Interest	7,353	10,554	15,377
Depreciation and Amortization	8,711	6,955	6,354

Total Expenses	25,757	31,991	35,204
Gain (Loss) on Sale of Real Estate	(2,069)	8,231	(6,024)

Net Income (Loss)	$7,777	$10,875	$(2,245)

Consolidated Operating Partnership’s Share of Net Income (Loss)	$539	$463	$(791)

6. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit

Mortgage Loans Payable, Net

     On March 20, 1996, the Consolidated Operating Partnership, through the Operating Partnership, assumed a $6,424 mortgage loan and a $2,993 mortgage loan (together, the “Assumed Loans”) that are collateralized by 12 properties in Indianapolis, Indiana and one property in Indianapolis, Indiana, respectively. The Assumed Loans bear interest at a fixed rate of 9.25% and provide for monthly principal and interest payments based on a 16.75-year amortization schedule. The Assumed Loans mature on January 1, 2013. The Assumed Loans may be prepaid only after December 1999 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

     On April 16, 1998, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the principal amount of $2,525 (the “Acquisition Mortgage Loan IV”). The Acquisition Mortgage Loan IV is collateralized by one property in Baltimore, Maryland, bears interest at a fixed rate of 8.95% and provides for monthly principal and interest payments based on a 20-year amortization schedule. The Acquisition Mortgage Loan IV matures on October 1, 2006. The Acquisition Mortgage Loan IV may be prepaid only after October 2001 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

     On April 1, 2002, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the principal amount of $5,814 (the “Acquisition Mortgage Loan VIII”). The Acquisition Mortgage Loan VIII is collateralized by one property in Rancho Dominguez, California, bears interest at a fixed rate of 8.26% and provides for monthly principal and interest payments based on a 22-year amortization schedule. The Acquisition Mortgage Loan VIII matures on December 1, 2019. The Acquisition Mortgage Loan VIII may be prepaid only after November 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

     On April 1, 2002, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the principal amount of $6,030 (the “Acquisition Mortgage Loan IX”). The Acquisition Mortgage Loan IX is collateralized by one property in Rancho Dominguez, California, bears interest at a fixed rate of 8.26% and provides for monthly principal and interest payments based on a 22-year amortization schedule. The Acquisition Mortgage Loan IX matures on December 1, 2019. The Acquisition Mortgage Loan IX may be prepaid only after November 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

     On May 1, 2003, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the principal amount of $14,157 (the “Acquisition Mortgage Loan X”). The Acquisition Mortgage Loan X is collateralized by one property in Hagerstown, Maryland, bears interest at a fixed rate of 8.25% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan X matures on December 1, 2010. In conjunction with the assumption of the Acquisition Mortgage Loan X, the Consolidated Operating Partnership recorded a premium in the amount of $2,927 which will be amortized over the remaining life of the Acquisition Mortgage Loan X as an adjustment to interest expense.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

     On September 12, 2003, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $4,269 (the “Acquisition Mortgage Loan XI”). The Acquisition Mortgage Loan XI is collateralized by one property in Downers Grove, Illinois, bears interest at a fixed rate of 7.61% and provides for monthly principal and interest payments based on a 30–year amortization schedule. The Acquisition Mortgage Loan XI matures on May 1, 2012. In conjunction with the assumption of the Acquisition Mortgage Loan XI, the Consolidated Operating Partnership recorded a premium in the amount of $621 which will be amortized over the remaining life of the Acquisition Mortgage Loan XI as an adjustment to interest expense.

     On September 12, 2003, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $2,325 (the “Acquisition Mortgage Loan XII”). The Acquisition Mortgage Loan XII is collateralized by one property in Indianapolis, Indiana, bears interest at a fixed rate of 7.54% and provides for monthly principal and interest payments based on a 30–year amortization schedule. The Acquisition Mortgage Loan XII matures on January 1, 2012. In conjunction with the assumption of the Acquisition Mortgage Loan XII, the Consolidated Operating Partnership recorded a premium in the amount of $317 which will be amortized over the remaining life of the Acquisition Mortgage Loan XII as an adjustment to interest expense.

Senior Unsecured Debt, Net

     On May 13, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $150,000 of senior unsecured debt which matures on May 15, 2007 and bears a coupon interest rate of 7.60% (the “2007 Notes”). The issue price of the 2007 Notes was 99.965%. Interest is paid semi-annually in arrears on May 15 and November 15. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2007 Notes prior to issuance. The Consolidated Operating Partnership, through, the Operating Partnership, settled the interest rate protection agreement for a payment of approximately $41, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2007 Notes as an adjustment to interest expense. The 2007 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On May 13, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on May 15, 2027, and bears a coupon interest rate of 7.15% (the “2027 Notes”). The issue price of the 2027 Notes was 99.854%. The 2027 Notes were redeemable, at the option of the holders thereof, on May 15, 2002. The Operating Partnership received redemption notices from holders representing $84,930 of the 2027 Notes outstanding. On May 15, 2002, the Consolidated Operating Partnership, through the Operating Partnership, paid off and retired $84,930 of the 2027 Notes. Due to the partial pay off of the 2027 Notes, the Consolidated Operating Partnership has recorded a loss from the early retirement of debt in 2002 of approximately $888 comprised of the amount paid above the carrying amount of the 2027 Notes, the write-off of the pro rata unamortized deferred financing costs and legal costs. Interest is paid semi-annually in arrears on May 15 and November 15. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2027 Notes prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for approximately $597 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2027 Notes as an adjustment to interest expense. The 2027 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On May 22, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on May 15, 2011 and bears a coupon interest rate of 7.375% (the “2011 PATS”). The issue price of the 2011 PATS was 99.348%. Interest is paid semi-annually in arrears on May 15 and November 15. The 2011 PATS are redeemable, at the option of the holder thereof, on May 15, 2004 (the “Put Option”). If the 2011 PATS are not redeemed on May 15, 2004, the 2011 PATS will be reissued and the interest rate on the 2011 PATS will be reset at a fixed rate until May 15, 2011 based upon a predetermined formula. If the 2011 PATS are not redeemed on May 15, 2004, the 2011 PATS will be reset at a fixed rate until May 15, 2011 based upon a predetermined formula. The Consolidated Operating Partnership received approximately $1,781 of proceeds from the holder of the 2011 PATS as consideration for the Put Option. The Consolidated Operating Partnership amortizes the Put Option amount over the life of the Put Option as an adjustment to interest expense. The Consolidated

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 PATS prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for a payment of approximately $90, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2011 PATS as an adjustment to interest expense. The 2011 PATS contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On November 20, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $50,000 of senior unsecured debt which matures on November 21, 2005 and bears a coupon interest rate of 6.90% (the “2005 Notes”). The issue price of the 2005 Notes was 100%. Interest is paid semi-annually in arrears on May 21 and November 21. The 2005 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On December 8, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $150,000 of senior unsecured debt which matures on December 1, 2006 and bears a coupon interest rate of 7.00% (the “2006 Notes”). The issue price of the 2006 Notes was 100%. Interest is paid semi-annually in arrears on June 1 and December 1. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2006 Notes prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for a payment of approximately $2,162, which is included in other comprehensive income. The settlement amount of the interest rate protection agreement is being amortized over the life of the 2006 Notes as an adjustment to interest expense. The 2006 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On December 8, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on December 1, 2017 and bears a coupon interest rate of 7.50% (the “2017 Notes”). The issue price of the 2017 Notes was 99.808%. Interest is paid semi-annually in arrears on June 1 and December 1. The Consolidated Operating Partnership is amortizing the debt issue discount over the life of the 2017 Notes as an adjustment to interest expense. The 2017 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On March 31, 1998, the Consolidated Operating Partnership, through the Operating Partnership, issued $100,000 of Dealer remarketable securities which were to mature on April 5, 2011 and bore a coupon interest rate of 6.50% (the “2011 Drs.”). The issue price of the 2011 Drs. was 99.753%. The 2011 Drs. were callable at the option of J.P. Morgan, Inc., as Remarketing Dealer, on April 5, 2001. The Consolidated Operating Partnership received approximately $2,760 of proceeds from the Remarketing Dealer. The Consolidated Operating Partnership, through the Operating Partnership, entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 Drs. prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for a payment of approximately $2,565, which is included in other comprehensive income. The Remarketing Dealer exercised its call option with respect to the 2011 Drs. On April 5, 2001, the Consolidated Operating Partnership repurchased and retired the 2011 Drs. from the Remarketing Dealer for approximately $105,565. In conjunction with the forecasted retirement of the 2011 Drs., the Consolidated Operating Partnership entered into an interest rate protection agreement which fixed the retirement price of the 2011 Drs., which it designated as a cash flow hedge. On April 2, 2001, this interest rate protection agreement was settled for a payment of approximately $562. Due to the retirement of the 2011 Drs., the Operating Partnership has recorded a loss from the early retirement of debt in 2001 of approximately $9,245 comprised of the amount paid above the 2011 Drs. carrying value, the write-off of unamortized deferred financing costs, the write-off of the unamortized portion of an interest rate protection agreement which was used to fix the interest rate on the 2011 Drs. prior to issuance, the settlement of the interest rate protection agreement as discussed above, legal costs and other expenses.

     On July 14, 1998, the Consolidated Operating Partnership, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on July 15, 2028 and bears a coupon interest rate of 7.60% (the “2028 Notes”). The issue price of the 2028 Notes was 99.882%. Interest is paid semi-annually in arrears on January 15 and July 15. The Consolidated Operating Partnership, through the Operating Partnership, also entered into interest rate protection agreements which were used to fix the interest rate on the 2028 Notes prior to issuance. The

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreements for a payment of approximately $11,504, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2028 Notes as an adjustment to interest expense. The 2028 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage. Approximately $50,000 of the 2028 Notes was purchased, through a broker/dealer, by an entity in which a Director of the Company owns less than a two percent interest.

     On March 19, 2001, the Consolidated Operating Partnership, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on March 15, 2011 and bears a coupon interest rate of 7.375% (the “2011 Notes”). The issue price of the 2011 Notes was 99.695%. Interest is paid semi-annually in arrears on September 15 and March 15. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 Notes prior to issuance, which it designated as a cash flow hedge. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for approximately $371 of proceeds which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2011 Notes as an adjustment to interest expense. The 2011 Notes contain certain covenants including limitations on incurrence of debt and debt service coverage.

     On April 15, 2002, the Consolidated Operating Partnership, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on April 15, 2012 and bears a coupon interest rate of 6.875% (the “2012 Notes”). The issue price of the 2012 Notes was 99.310%. Interest is paid semi-annually in arrears on April 15 and October 15. The Operating Partnership also entered into interest rate protection agreements which were used to fix the interest rate on the 2012 Notes prior to issuance. The Operating Partnership settled the interest rate protection agreements for approximately $1,772 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2012 Notes as an adjustment to interest expense. The 2012 Notes contain certain covenants including limitations on incurrence of debt and debt service coverage.

     On April 15, 2002, the Consolidated Operating Partnership, through the Operating Partnership, issued $50,000 of senior unsecured debt which matures on April 15, 2032 and bears a coupon interest rate of 7.75% (the “2032 Notes”). The issue price of the 2032 Notes was 98.660%. Interest is paid semi-annually in arrears on April 15 and October 15. The debt issue discount is being amortized over the life of the 2032 Notes as an adjustment to interest expense. The 2032 Notes contain certain covenants including limitations on incurrence of debt and debt service coverage.

Unsecured Lines of Credit

     In December 1997, the Operating Partnership entered into a $300,000 unsecured revolving credit facility (the “1997 Unsecured Line of Credit”) which bore interest at LIBOR plus .80% or a “Corporate Base Rate”, at the Operating Partnership’s election, and provided for interest only payments until maturity. In June 2000, the Operating Partnership amended the 1997 Unsecured Line of Credit which extended the maturity date to June 30, 2003 and included the right, subject to certain conditions, to increase the aggregate commitment up to $400,000 (the “2000 Unsecured Line of Credit”). On September 27, 2002, the Consolidated Operating Partnership, through the Operating Partnership, amended and restated the 2000 Unsecured Line of Credit (the “2002 Unsecured Line of Credit”). The 2002 Unsecured Line of Credit matures on September 30, 2005 and bears interest at a floating rate of LIBOR plus .70%, or the Prime Rate, at the Consolidated Operating Partnership’s election. The net unamortized deferred financing costs related to the 2000 Unsecured Line of Credit and any additional deferred financing costs incurred amending the 2002 Unsecured Line of Credit are being amortized over the life of the 2002 Unsecured Line of Credit in accordance with Emerging Issues Task Force Issue 98-14, “Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements”. The 2002 Unsecured Line of Credit contains certain financial covenants relating to debt service coverage, market value net worth, dividend payout ratio and total funded indebtedness.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

     The following table discloses certain information regarding the Consolidated Operating Partnership’s mortgage loans, senior unsecured debt and unsecured line of credit:

	Outstanding Balance at				Accrued Interest Payable at		Interest Rate at
	December 31,		December 31,		December 31,	December 31,	December 31,	Maturity
	2003		2002		2003	2002	2003	Date
Mortgage Loans Payable, Net
Assumed Loans	5,442		6,015		—	—	9.250%	01/01/13
Acquisition Mortgage Loan IV	2,130		2,215		16	17	8.950%	10/01/06
Acquisition Mortgage Loan VIII	5,603		5,733		39	39	8.260%	12/01/19
Acquisition Mortgage Loan IX	5,811		5,946		40	41	8.260%	12/01/19
Acquisition Mortgage Loan X	16,754	(1)	—		100	—	8.250%	12/01/10
Acquisition Mortgage Loan XI	4,854	(1)	—		—	—	7.610%	05/01/12
Acquisition Mortgage Loan XII	2,623	(1)	—		—	—	7.540%	01/01/12

Total	$43,217		$19,909		$195	$97

Senior Unsecured Debt, Net
2005 Notes	$50,000		$50,000		$383	$383	6.900%	11/21/05
2006 Notes	150,000		150,000		875	875	7.000%	12/01/06
2007 Notes	149,982	(2)	149,977	(2)	1,457	1,457	7.600%	05/15/07
2011 PATS	99,657	(2)	99,610	(2)	942	942	7.375%	05/15/11 (3)
2017 Notes	99,866	(2)	99,857	(2)	625	625	7.500%	12/01/17
2027 Notes	15,053	(2)	15,052	(2)	138	138	7.150%	05/15/27
2028 Notes	199,807	(2)	199,799	(2)	7,009	7,009	7.600%	07/15/28
2011 Notes	199,563	(2)	199,502	(2)	4,343	4,343	7.375%	03/15/11
2012 Notes	198,856	(2)	198,717	(2)	2,903	2,903	6.875%	04/15/12
2032 Notes	49,368	(2)	49,346	(2)	818	818	7.750%	04/15/32

Total	$1,212,152		$1,211,860		$19,493	$19,493

Unsecured Line of Credit
2002 Unsecured Line of Credit	$195,900		$170,300		$336	$415	2.207%	09/30/05

(1)	At December 31, 2003, the Acquisition Mortgage Loan X, the Acquisition Mortgage Loan XI and the Acquisition Mortgage Loan XII include unamortized premiums of $2,673, $597 and $305, respectively.

(2)	At December 31, 2003, the 2007 Notes, 2011 PATS, 2017 Notes, 2027 Notes, 2028 Notes, the 2011 Notes, 2012 Notes and the 2032 Notes are net of unamortized discounts of $18, $343, $134, $17, $193, $437, $1,144 and $632, respectively. At December 31, 2002, the 2007 Notes, 2011 PATS, 2017 Notes, 2027 Notes, 2028 Notes and the 2011 Notes are net of unamortized discounts of $23, $390, $143, $18, $201, $498, $1,283 and $654, respectively.

(3)	The 2011 PATS are redeemable at the option of the holder thereof, on May 15, 2004.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

     The following is a schedule of the stated maturities and scheduled principal payments of the mortgage loans, senior unsecured debt and unsecured line of credit, exclusive of premiums and discounts, for the next five years ending December 31, and thereafter:

Amount
2004	$1,198
2005	247,212
2006	153,257
2007	151,442
2008	1,571
Thereafter	895,932

Total	$1,450,612

Fair Value

     At December 31, 2003 and 2002, the fair value of the Consolidated Operating Partnership’s mortgage loans payable, senior unsecured debt, unsecured lines of credit and Put Option were as follows:

	December 31, 2003		December 31, 2002
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Mortgage Loans Payable	$43,217	$46,180	$19,909	$23,282
Senior Unsecured Debt	1,212,152	1,332,958	1,211,860	1,325,937
Unsecured Line of Credit (Variable Rate)	195,900	195,900	95,300	95,300
Unsecured Line of Credit (Fixed Rate)	—	—	75,000	75,357
Put Option	95	16,320	350	16,480

Total	$1,451,364	$1,591,358	$1,402,419	$1,536,356

     The fair value of the senior unsecured debt was determined by quoted market prices, if available. The fair values of the Consolidated Operating Partnership’s senior unsecured debt not valued by quoted market prices, mortgage loans payable, the fixed rate portion of the Unsecured Line of Credit and Put Option were determined by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of the variable rate portion of the Unsecured Line of Credit was equal to its carrying value due to the variable interest rate nature of the loan.

Other Comprehensive Income

     In conjunction with the prior issuances of senior unsecured debt, the Consolidated Operating Partnership, through the Operating Partnership, entered into interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt (the “Interest Rate Protection Agreements”). In the next 12 months, the Consolidated Operating Partnership will amortize approximately $221 of the Interest Rate Protection Agreements into net income as an increase to interest expense.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

7. Partners’ Capital

     The Operating Partnership has issued general partnership units and limited partnership units (together, the “Units”) and preferred general partnership units. The general partnership units resulted from capital contributions from the Company. The limited partnership units are issued in conjunction with the acquisition of certain properties (See discussion below). Subject to lock-up periods and certain adjustments, limited partnership units are convertible into common stock, $.01 par value, of the Company on a one-for-one basis or cash at the option of the Company. The preferred general partnership units result from preferred capital contributions from the Company. The preferred general partnership units have an aggregate liquidation priority of $250,000 as of December 31, 2003 and 2002. The Operating Partnership is required to make all required distributions on the preferred general partnership units prior to any distribution of cash or assets to the holders of the Units. The consent of the holder of the preferred general partnership units is required to alter such holder’s rights as to allocations and distributions, to alter or modify such holder’s rights with respect to redemption, to cause the early termination of the Operating Partnership, or to amend the provisions of the partnership agreement which requires such consent.

Unit Contributions:

     For the year ended December 31, 2002, the Operating Partnership issued 18,203 Units valued, in the aggregate, at $633 in exchange for interests in certain properties. These contributions are reflected in the Consolidated Operating Partnership’s financial statements as limited partner contributions.

     For the year ended December 31, 2001, the Operating Partnership issued 44,579 Units valued, in the aggregate, at $1,491 in exchange for interests in certain properties. These contributions are reflected in the Consolidated Operating Partnership’s financial statements as limited partner contributions.

     For the year ended December 31, 2003, certain employees of the Company exercised 531,473 non-qualified employee stock options. Gross proceeds to the Company approximated $14,799. The gross proceeds from the option exercises were contributed to the Operating Partnership in exchange for Units and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner contribution.

     For the year ended December 31, 2002, certain employees of the Company exercised 561,418 non-qualified employee stock options. Gross proceeds to the Company approximated $15,895. The gross proceeds from the option exercises were contributed to the Operating Partnership in exchange for Units and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner contribution.

     For the year ended December 31, 2001, certain employees of the Company exercised 717,836 non-qualified employee stock options. Gross proceeds to the Company approximated $18,521. The gross proceeds from the option exercises were contributed to the Operating Partnership in exchange for Units and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner contribution.

Preferred Contributions:

     On May 14, 1997 the Company issued 4,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 8 ¾%, $.01 par value, Series B Cumulative Preferred Stock (the “Series B Preferred Stock”), at an initial offering price of $25 per Depositary Share. The net proceeds of approximately $96,293 received from the Series B Preferred Stock were contributed to the Operating Partnership in exchange for 8 ¾% Series B Cumulative Preferred Units (the “Series B Preferred Units”). On or after May 14, 2002, the Series B Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25 per Depositary Share, or $100,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. On April 12, 2002, the

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

7. Partners’ Capital, continued

Company called for the redemption of all of its outstanding Series B Preferred Stock at the price of $25 per share, plus accrued and unpaid dividends. The Company redeemed the Series B Preferred Stock on May 14, 2002 and paid a prorated second quarter dividend of $.26736 per Depositary Share, totaling approximately $1,069. The Series B Cumulative Preferred Units were redeemed on May 14, 2002 as well.

     On June 6, 1997, the Company issued 2,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 8 5/8%, $.01 par value, Series C Cumulative Preferred Stock (the “Series C Preferred Stock”), at an initial offering price of $25 per Depositary Share. The net proceeds of $47,997 received from the Series C Preferred Stock were contributed to the Operating Partnership in exchange for 8 5/8% Series C Cumulative Preferred Units (the “Series C Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner preferred unit contribution.

     On February 4, 1998, the Company issued 5,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.95%, $.01 par value, Series D Cumulative Preferred Stock (the “Series D Preferred Stock”), at an initial offering price of $25 per Depositary Share. The net proceeds of $120,562 received from the Series D Preferred Stock were contributed to the Operating Partnership in exchange for 7.95% Series D Cumulative Preferred Units (the “Series D Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner preferred unit contribution.

     On March 18, 1998, the Company issued 3,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.90%, $.01 par value, Series E Cumulative Preferred Stock (the “Series E Preferred Stock”), at an initial offering price of $25 per Depositary Share. The net proceeds of $72,138 received from the Series E Preferred Stock were contributed to the Operating Partnership in exchange for 7.90% Series E Cumulative Preferred Units (the “Series E Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner preferred unit contribution.

Distributions:

     On January 27, 2003, the Operating Partnership paid a fourth quarter 2002 distribution of $.6850 per Unit, totaling approximately $31,106. On April 21, 2003, the Operating Partnership paid a first quarter 2003 distribution of $.6850 per Unit, totaling approximately $31,542. On July 21, 2003, the Operating Partnership paid a second quarter 2003 distribution of $.6850 per Unit, totaling approximately $31,607. On October 20, 2003, the Operating Partnership paid a third quarter 2003 distribution of $.6850 per Unit, totaling approximately $31,661.

     On April 1, 2003, July 1, 2003, September 30, 2003 and December 31, 2003 the Operating Partnership paid second, third and fourth quarter distributions of $53.906 per Unit on its Series C Preferred Units, $49.688 per Unit on its Series D Preferred Units and $49.375 per Unit on its Series E Preferred Units. The preferred unit distributions paid on April 1, 2003, July 1, 2003, September 30, 2003 and December 31, 2003 totaled approximately $5,044, respectively.

Repurchase of Units:

     In March 2000, the Company’s Board of Directors approved the repurchase of up to $100,000 of the Company’s common stock. The Company may make purchases from time to time, if price levels warrant, in the open market or in privately negotiated transactions. During the year ended December 31, 2003, the Company repurchased 37,300 shares of its common stock at a weighted average price of approximately $26.73 per share. The Operating Partnership repurchased general partnership units from the company in the same amount. During the year ended December 31, 2002, the Company repurchased 1,091,500 shares of its common stock at a weighted average price of approximately $27.02 per share. During the year ended December 31, 2001, the Company repurchased 1,003,300 shares of its common stock at a weighted average price of approximately $28.30 per share. The Operating Partnership repurchased general partnership units from the Company in the same amount.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

8. Acquisition and Development of Real Estate

     In 2003, the Consolidated Operating Partnership acquired 62 in-service industrial properties comprising, in the aggregate, approximately 6.3 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $219,091, excluding costs incurred in conjunction with the acquisition of properties. The Consolidated Operating Partnership also completed the development of 11 properties comprising approximately 1.3 million square feet (unaudited) of GLA at a cost of approximately $64.9 million.

     In 2002, the Consolidated Operating Partnership acquired 67 in-service industrial properties comprising, in the aggregate, approximately 4.2 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $181,553, excluding costs incurred in conjunction with the acquisition of the properties. Twenty-one of the 67 industrial properties acquired, comprising approximately .6 million square feet (unaudited) of GLA, were acquired from the September 1998 Joint Venture for an aggregate purchase price of approximately $19,340. Eight of the 67 industrial properties acquired, comprising approximately .2 million square feet (unaudited) of GLA, were acquired from the September 1999 Joint Venture for an aggregate purchase price of approximately $13,000. The Consolidated Operating Partnership also completed the development of 17 properties comprising approximately 3.2 million square feet (unaudited) of GLA at a cost of approximately $116,806.

     In 2001, the Consolidated Operating Partnership acquired 70 industrial properties comprising approximately 3.8 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $204,609. Two of the 70 industrial properties acquired, comprising approximately .1 million square feet (unaudited) of GLA, were acquired from the September 1998 Joint Venture for an aggregate purchase price of approximately $5,845. The Consolidated Operating Partnership also completed the development of six properties comprising approximately .9 million square feet (unaudited) of GLA at a cost of approximately $39,639.

9. Sale of Real Estate

     In 2003, the Consolidated Operating Partnership, through the Operating Partnership, sold 121 industrial properties comprising approximately 6.3 million square feet of (unaudited) GLA and several land parcels. Eight of the 121 industrial sold properties comprising approximately .7 million square feet (unaudited) of GLA were sold to the December 2001 Joint Venture. Gross proceeds from the sales of the 121 industrial properties and several land parcels were approximately $357,503. The gain on sale of real estate was approximately $83,789, of which $74,428 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the 113 of the 121 sold properties that were not identified as held for sale at December 31, 2001, are included in discontinued operations.

     In 2002, the Consolidated Operating Partnership sold 69 industrial properties comprising approximately 5.8 million square feet (unaudited) of GLA that were not classified as held for sale at December 31, 2001, 12 industrial properties comprising approximately .9 million square feet (unaudited) of GLA that were classified as held for sale at December 31, 2001, 15 industrial properties comprising approximately 2.3 million square feet (unaudited) of GLA that were sold to the December 2001 Joint Venture and several land parcels. Gross proceeds from these sales were approximately $386,101. The gain on sale of real estate was approximately $49,848, of which $33,439 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the 69 of the 96 sold industrial properties that were not identified as held for sale at December 31, 2001, are included in discontinued operations.

     The following table discloses certain information regarding the industrial properties included in discontinued operations by the Consolidated Operating Partnership for the years ended December 31, 2003, 2002 and 2001, inclusive of the 18 industrial properties the Company sold from January 1, 2004 to March 31, 2004 as well as the two industrial properties held for sale at March 31, 2004.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Total Revenues	$31,076	$56,535	$61,634
Operating Expenses	(10,214)	(16,940)	(17,114)
Depreciation and Amortization	(6,446)	(11,361)	(12,604)
Gain on Sale of Real Estate	74,428	33,439	—

Income from Discontinued Operations	$88,844	$61,673	$31,916

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

9. Sale of Real Estate, continued

     In conjunction with certain property sales, the Consolidated Operating Partnership provided seller financing on behalf of certain buyers. At December 31, 2003, the Consolidated Operating Partnership had mortgage notes receivable and accrued interest outstanding of approximately $29,336, which is included as a component of prepaid expenses and other assets. At December 31, 2002, the Consolidated Operating Partnership had a mortgage note receivable and accrued interest outstanding of approximately $29,103, which is included as a component of Prepaid Expenses and Other Assets.

     In connection with the Consolidated Operating Partnership’s periodic review of the carrying values of its properties and due to the continuing softness of the economy in certain of its markets and indications of current market values for comparable properties, the Consolidated Operating Partnership determined in the fourth quarter of 2001 that an impairment valuation in the amount of approximately $6,490 should be recorded for certain properties located in the Columbus, Ohio and Des Moines, Iowa markets.

10. Supplemental Information to Statements of Cash Flows

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Interest paid, net of capitalized interest	$95,180	$84,791	$76,835

Interest capitalized	$761	$7,792	$9,950

Supplemental schedule of noncash investing and financing activities:
Distribution payable on common stock/units	$31,889	$31,106	$31,196

Issuance of Units in exchange for property	$—	$633	$1,491

Exchange of Limited partnership units for General partnership units:
Limited partnership units	$(2,750)	$(4,616)	$(7,797)
General partnership units	2,750	4,616	7,797

	$—	$—	$—

In conjunction with the property and land acquisitions, the following assets and liabilities were assumed:
Purchase of real estate	$219,091	$181,553	$204,609
Deferred purchase price	(10,425)	—	—
Accounts payable and accrued expenses	(1,897)	(2,140)	(2,044)
Mortgage debt	(20,751)	(11,844)	—

Acquisition of real estate	$186,018	$167,569	$202,565

In conjunction with certain property sales, the Company provided seller financing:
Notes receivable	$29,203	$35,462	$—

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

11. Earnings Per Unit

     The computation of basic and diluted EPU is presented below:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Numerator:
Income from Continuing Operations	$32,851	$58,336	$63,105
Gain on Sale of Real Estate	9,361	16,409	42,942
Less: Preferred Unit Distributions	(20,176)	(23,432)	(28,924)
Less: Redemption of Series B Preferred Units	—	(3,707)	—

Income from Continuing Operations Available to Unitholders - For Basic and Diluted EPU	22,036	47,606	77,123
Discontinued Operations	88,844	61,673	31,916

Net Income Available to Unitholders - For Basic and Diluted EPU	$110,880	$109,279	$109,039

Denominator:
Weighted Average Units Outstanding - Basic	45,321,775	45,841,158	45,948,989
Effect of Dilutive Securities of the Company that Result in the Issuance of General Partner Units:
Employee and Director Common Stock Options	91,599	201,868	278,527
Employee and Director Shares of Restricted Stock	29,561	36,327	30,568

Weighted Average Units Outstanding - Diluted	45,442,935	46,079,353	46,258,084

Basic EPU:
Income from Continuing Operations Available to Unitholders	$0.49	$1.04	$1.68

Discontinued Operations	$1.96	$1.35	$0.69

Net Income Available to Unitholders	$2.45	$2.38	$2.37

Diluted EPU:
Income from Continuing Operations Available to Unitholders	$0.48	$1.03	$1.67

Discontinued Operations	$1.96	$1.34	$0.69

Net Income Available to Unitholders	$2.44	$2.37	$2.36

     In accordance with FASB’s Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“FAS 128”), the basic weighted average units outstanding for 2002 and 2001 have been adjusted to exclude restricted stock issued that has not vested. The diluted weighted average units outstanding for 2002 and 2001 have been adjusted to exclude restricted stock issued that has not vested except that these amounts include the dilution related to restricted stock outstanding for each respective year. Due to these adjustments, basic and diluted earnings per unit available to unitholders for the years ended December 31, 2002 and 2001 do not agree with the basic and diluted earnings per unit available to unitholders reported in 2002’s Form 10-K. The basic and diluted earnings per unit available to unitholders reported in the table above for the years ended December 31, 2002 and 2001 exceeds the basic and diluted earnings per unit available to unitholders reported in 2002’s Form 10-K by $.01 per unit and $.02 per unit, respectively.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

12. Future Rental Revenues

     The Consolidated Operating Partnership’s properties are leased to tenants under net and semi-net operating leases. Minimum lease payments receivable, excluding tenant reimbursements of expenses, under non-cancelable operating leases in effect as of December 31, 2003 are approximately as follows:

2004	$190,022
2005	149,832
2006	107,049
2007	76,778
2008	53,616
Thereafter	78,203

Total	$655,500

13. Employee Benefit Plans

     The Company maintains three stock incentive plans, (the “Stock Incentive Plans”), which are administered by the Compensation Committee of the Board of Directors of the Company. There are approximately 10.0 million shares reserved under the Stock Incentive Plans. Only officers and other employees of the Company and its affiliates generally are eligible to participate in the Stock Incentive Plans. However, independent Directors of the Company have received automatic annual grants of options to purchase 10,000 shares at a per share exercise price equal to the fair market value of a share on the date of grant.

     The Stock Incentive Plans authorize (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code, (ii) the grant of stock options that do not so qualify, (iii) restricted stock awards, (iv) performance share awards and (v) dividend equivalent rights. The exercise price of stock options is determined by the Compensation Committee. Special provisions apply to awards granted under the Stock Incentive Plans in the event of a change in control in the Company. As of December 31, 2003, stock options and restricted stock covering 3.4 million shares were outstanding and 3.1 million shares were available under the Stock Incentive Plans. The outstanding stock options generally vest over one to three year periods and have lives of ten years. Stock option transactions are summarized as follows:

		Weighted
		Average	Exercise Price
	Shares	Exercise Price	per Share
Outstanding at December 31, 2000	3,023,467	$27.61	$18.25-$31.13
Granted	1,030,900	$32.98	$31.05-$33.125
Exercised	(717,836)	$25.99	$20.25-$31.125
Expired or Terminated	(387,086)	$30.13	$21.125-$33.125

Outstanding at December 31, 2001	2,949,445	$29.55	$18.25-$31.125
Granted	945,600	$30.72	$30.53-$33.15
Exercised	(561,418)	$28.32	$22.75-$33.125
Expired or Terminated	(190,992)	$30.52	$25.125-$33.125

Outstanding at December 31, 2002	3,142,635	$30.06	$18.25-$33.15
Exercised	(531,473)	$27.99	$20.25-$33.13
Expired or Terminated	(107,149)	$31.34	$25.13-$33.13

Outstanding at December 31, 2003	2,504,013	$30.45	$18.25-$33.15

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

13. Employee Benefit Plans, continued

     The following table summarizes currently outstanding and exercisable options as of December 31, 2003:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Price	Outstanding	Contractual Life	Price	Exercisable	Price
$18.25-$27.69	467,422	4.46	$25.47	467,422	$25.47
$30.00-$33.15	2,036,591	6.76	$31.59	1,293,302	$31.62

     In September 1994, the Board of Directors approved and the Company adopted a 401(k)/Profit Sharing Plan. Under the Company’s 401(k)/Profit Sharing Plan, all eligible employees may participate by making voluntary contributions. The Company may make, but is not required to make, matching contributions. For the years ended December 31, 2003, 2002 and 2001, the Company, through the Operating Partnership, made matching contributions of approximately $109, $99 and $220, respectively.

     During 2003, the Company awarded 692,888 shares of restricted Common Stock to certain employees and 11,956 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $20,640 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings in the Operating Partnership’s consolidated statements of operations over the vesting period.

     During 2002, the Company awarded 90,260 shares of restricted Common Stock to certain employees and 3,720 shares of restricted Common Stock to certain Directors. The Operating Partnership issued Units to the Company in the same amount. These restricted shares of Common Stock had a fair value of approximately $3,232 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings in the Operating Partnership’s consolidated statements of operations over the vesting period.

     During 2001, the Company awarded 94,450 shares of restricted Common Stock to certain employees and 3,699 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $3,133 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings in the Operating Partnership’s consolidated statements of operations over the vesting period.

14. Related Party Transactions

     The Consolidated Operating Partnership periodically engages in transactions for which CB Richard Ellis, Inc. acts as a broker. A relative of one of the Company’s officers/Directors is an employee of CB Richard Ellis, Inc. For the years ended December 31, 2003, 2002 and 2001, this relative received brokerage commissions in the amount of $111, $51 and $17, respectively, from the Consolidated Operating Partnership.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

15. Commitments and Contingencies

     In the normal course of business, the Consolidated Operating Partnership is involved in legal actions arising from the ownership of its properties. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, operations or liquidity of the Consolidated Operating Partnership.

     Six properties have leases granting the tenants options to purchase the property. Such options are exercisable at various times and at appraised fair market value or at a fixed purchase price generally in excess of the Consolidated Operating Partnership’s depreciated cost of the asset. The Consolidated Operating Partnership has no notice of any exercise of any tenant purchase option.

     The Consolidated Operating Partnership has committed to the construction of 26 industrial properties totaling approximately 2.6 million square feet (unaudited) of GLA. The estimated total construction costs are approximately $156.1 million (unaudited). Of this amount, approximately $33.9 million remains to be funded. These developments are expected to be funded with proceeds from the sale of select properties, cash flows from operations and borrowings under the Consolidated Operating Partnership’s 2002 Unsecured Line of Credit. The Consolidated Operating Partnership expects to place in service 22 of the 26 development projects during the next twelve months. There can be no assurance that the Consolidated Operating Partnership will place these projects in service during the next twelve months or that the actual completion cost will not exceed the estimated completion cost stated above.

     In connection with the acquisition of a property, the Consolidated Operating Partnership deferred $10,425 of the purchase price and provided a letter of credit for $10,425 which expires in January 2004. In January 2004, the Consolidated Operating Partnership paid the $10,425 of deferred purchase price and the letter of credit was returned to the Consolidated Operating Partnership. At December 31, 2003, the Consolidated Operating Partnership, through the Operating Partnership had 16 other letters of credit outstanding in the aggregate amount of $7,352. These letters of credit expire between March 2004 and December 2006.

Ground and Operating Lease Agreements

     Future minimum rental payments under the terms of all non-cancelable ground and operating leases under which the Consolidated Operating Partnership is the lessee, as of December 31, 2003, are as follows:

2004	$1,924
2005	1,594
2006	1,773
2007	1,084
2008	936
Thereafter	43,941

Total	$51,252

16. Subsequent Events

     On January 20, 2004, the Operating Partnership paid a fourth quarter 2003 distribution of $.6850 per Unit, totaling approximately $31,889.

     On February 25, 2004, the Operating Partnership declared a first quarter 2004 distribution of $.6850 per Unit which is payable on April 19, 2004. The Operating Partnership also declared first quarter 2004 distributions of $53.906 per Unit, $49.688 per Unit and $49.375 per Unit on its Series C Preferred Units, Series D Preferred Units and Series E Preferred Units, respectively, totaling, in the aggregate, approximately $5,044, which is payable on March 31, 2004.

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

16. Subsequent Events, continued

     From January 1, 2004 to March 5, 2004, the Company awarded 1,221 shares of restricted common stock to certain Directors. These shares of restricted common stock had a fair value of approximately $40 on the date of grant. The Consolidated Operating Partnership, through the Operating Partnership, issued Units to the Company in the same amount. The restricted common stock vests over ten years. Compensation expense will be charged to earnings in the Operating Partnership’s consolidated statements of operations over the respective vesting period.

     From January 1, 2004 to March 5, 2004, the Consolidated Operating Partnership acquired or completed development of nine industrial properties for a total estimated investment of approximately $48, 096.

17. Quarterly Financial Information (unaudited)

     The following table summarizes quarterly financial information of the Consolidated Operating Partnership. The first, second and third fiscal quarters of 2003 and all fiscal quarters in 2002 have been restated in accordance with FAS 144. In compliance with FAS 144, the Consolidated Operating Partnership has reported the results of operations and gains/(losses) on the sale of industrial properties sold and the results of operations from properties that are classified as held for sale at March 31, 2004 as income from discontinued operations for each period presented in its quarterly report filed on Form 10-Q for the first quarter ended March 31, 2004. As a result, income from continuing operations and income from discontinued operations in this table will not agree to the income from continuing operations and income from discontinued operations presented in prior financial statements filed with the Securities and Exchange Commission.

	Year Ended December 31, 2003
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total Revenues	$63,575	$65,506	$68,756	$70,546
Equity in Income (Loss) of Joint Ventures	174	270	261	(166)
Equity in Income of Other Real estate Partnerships	17,228	8,044	6,516	11,544
Income from Continuing Operations	12,919	5,582	5,134	9,216
Income from Discontinued Operations	21,001	19,673	25,299	22,871
Gain on Sale of Real Estate	1,236	1,378	4,604	2,143
Net Income	35,156	26,633	35,037	34,230
Preferred Unit Distributions	(5,044)	(5,044)	(5,044)	(5,044)

Net Income Available to Unitholders	$30,112	$21,589	$29,993	$29,186

Income from Continuing Operations Available to Unitholders per Weighted Unit Outstanding:
Basic	$0.20	$0.04	$0.10	$0.14

Diluted	$0.20	$0.04	$0.10	$0.14

Net Income Available to Unitholders per Weighted Average Unit Outstanding:
Basic	$0.67	$0.48	$0.66	$0.64

Diluted	$0.67	$0.48	$0.66	$0.64

FIRST INDUSTRIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

17. Quarterly Financial Information (unaudited), continued

	Year Ended December 31, 2002
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total Revenues	$60,536	$63,106	$63,210	$63,990
Equity in Income (Loss) of Joint Ventures	222	354	559	(672)
Equity in Income of Other Real estate Partnerships	15,395	17,668	7,182	12,793
Income from Continuing Operations	19,546	18,475	10,214	10,101
Income from Discontinued Operations	9,861	11,879	13,811	26,122
Gain (Loss) on Sale of Real Estate	5,339	4,495	8,175	(1,600)
Net Income	34,746	34,849	32,200	34,623
Preferred Unit Distributions	(7,231)	(6,113)	(5,044)	(5,044)
Redemption of Series B Preferred Units	—	(3,707)	—	—

Net Income Available to Unitholders	$27,515	$25,029	$27,156	$29,579

Income from Continuing Operations Available to Unitholders per Weighted Unit Outstanding:
Basic	$0.39	$0.29	$0.29	$0.08

Diluted	$0.38	$0.28	$0.29	$0.08

Net Income Available to Unitholders per Weighted Average Unit Outstanding:
Basic	$0.60	$0.54	$0.59	$0.65

Diluted	$0.60	$0.54	$0.59	$0.65

     Due to the adjustments to basic and diluted weighted average units (See Note 11), basic and diluted earnings per unit available to unitholders presented in the above table for the quarters ended March 31, 2002, June 30, 2003 and 2002, September 30, 2003 and December 2002 may not agree with the basic and diluted earnings per unit available to unitholders reported in the 2003 and 2002 Form 10Qs. The impact of the adjustments on earnings per unit available to unitholders in such quarters ranges from $.01 per unit to $.02 per unit.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

OTHER REAL ESTATE PARTNERSHIPS
INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets of the Other Real Estate Partnerships as of December 31, 2003 and 2002

Combined Statements of Operations of the Other Real Estate Partnerships for the Years Ended December 31, 2003, 2002 and 2001

Combined Statements of Changes in Partners’ Capital of the Other Real Estate Partnerships for the Years Ended December 31, 2003, 2002 and 2001

Combined Statements of Cash Flows of the Other Real Estate Partnerships for the Years Ended December 31, 2003, 2002 and 2001

Notes to Combined Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
the Other Real Estate Partnerships

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of the Other Real Estate Partnerships at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Other Real Estate Partnerships’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the combined financial statements, on January 1, 2002, the Other Real Estate Partnerships adopted the provisions of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets.”

PricewaterhouseCoopers LLP

Chicago, Illinois
March 9, 2004, except for Note 7, as to which the date is July 30, 2004

OTHER REAL ESTATE PARTNERSHIPS
COMBINED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2003	2002
ASSETS
Assets:
Investment in Real Estate:
Land	$51,026	$52,055
Buildings and Improvements	334,825	327,526
Furniture, Fixtures and Equipment	84	84
Construction in Progress	—	—
Less: Accumulated Depreciation	(53,564)	(47,113)

Net Investment in Real Estate	332,371	332,552
Cash and Cash Equivalents	1,143	2,316
Restricted Cash	21,132	2,768
Tenant Accounts Receivable, Net	1,224	1,055
Deferred Rent Receivable	1,009	1,512
Deferred Financing Costs, Net	9	1,478
Prepaid Expenses and Other Assets, Net	46,007	93,655

Total Assets	$402,895	$435,336

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage Loans Payable, Net	$2,529	$40,080
Accounts Payable and Accrued Expenses	17,959	10,140
Rents Received in Advance and Security Deposits	4,234	3,986

Total Liabilities	24,722	54,206

Commitments and Contingencies	—	—
Partners’ Capital	378,173	381,130

Total Liabilities and Partners’ Capital	$402,895	$435,336

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS
COMBINED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Revenues:
Rental Income	$48,590	$41,872	$39,922
Tenant Recoveries and Other Income	11,181	10,338	8,958

Total Revenues	59,771	52,210	48,880

Expenses:
Real Estate Taxes	6,622	6,320	6,296
Repairs and Maintenance	3,090	2,054	1,777
Property Management	1,648	1,714	1,644
Utilities	1,912	1,622	1,156
Insurance	416	417	281
Other	1,130	1,453	3,535
Amortization of Deferred Financing Costs	3	67	67
Depreciation and Other Amortization	11,857	10,484	9,789
Valuation Provision on Real Estate	—	—	3,010

Total Expenses	26,678	24,131	27,555

Other Income/Expense:
Interest Income	712	2,246	2,474
Interest Expense	(256)	(2,948)	(3,739)
Loss from Early Retirement of Debt	(1,466)	—	—

Total Other Income/Expense	(1,010)	(702)	(1,265)

Income from Continuing Operations	32,083	27,377	20,060
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $4,644 and $21,218 for the Years Ended December 31, 2003 and 2002)	5,319	26,043	7,997

Income Before Gain on Sale of Real Estate	37,402	53,420	28,057
Gain on Sale of Real Estate	6,243	67	21,405

Net Income	$43,645	$53,487	$49,462

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS
COMBINED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
(Dollars in thousands)

Total
Balance at December 31, 2000	$387,235
Contributions	164,960
Distributions	(178,706)
Redemption of Preferred Partnership Interest	(41,295)
Net Income	49,462

Balance at December 31, 2001	$381,656
Contributions	104,473
Distributions	(158,486)
Net Income	53,487

Balance at December 31, 2002	$381,130
Contributions	59,857
Distributions	(106,459)
Net Income	43,645

Balance at December 31, 2003	$378,173

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS
COMBINED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$43,645	$53,487	$49,462
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	10,621	10,763	11,321
Amortization of Deferred Financing Costs	3	67	67
Loss from Early Retirement of Debt	1,466	—	—
Valuation Provision on Real Estate	—	—	3,010
Other Amortization	1,672	1,309	1,236
Gain on Sale of Real Estate	(10,887)	(21,285)	(21,405)
Increase in Tenant Accounts Receivable and Prepaid Expenses and Other Assets, Net	(3,054)	(4,926)	(13,802)
Change in Deferred Rent Receivable	32	628	(231)
Change in Accounts Payable and Accrued Expenses and Rents Received in Advance and Security Deposits	8,185	5,373	(16,954)
Change in Restricted Cash	2,742	(102)	(1,452)

Net Cash Provided by Operating Activities	54,425	45,314	11,252

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and Additions to Investment in Real Estate	(33,415)	(47,269)	(769)
Net Proceeds from Sales of Investment in Real Estate	18,818	43,608	51,943
Repayment of Mortgage Loans Receivable	48,386	13,599	6,865
Change in Restricted Cash	(21,106)	13,704	(13,730)

Net Cash Provided by Investing Activities	12,683	23,642	44,309

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	59,857	104,473	185,514
Distributions	(106,459)	(158,486)	(199,260)
Repayments on Mortgage Loans Payable	(37,511)	(608)	(566)
Redemption of Preferred Units	—	—	(41,295)
Proceeds From (Purchase of) U.S. Government Securities	15,832	(13,669)	(1,123)

Net Cash Used in Financing Activities	(68,281)	(68,290)	(56,730)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,173)	666	(1,169)
Cash and Cash Equivalents, Beginning of Period	2,316	1,650	2,819

Cash and Cash Equivalents, End of Period	$1,143	$2,316	$1,650

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

1.	Organization and Formation of Partnerships

     First Industrial, L.P. (the “Operating Partnership”) was organized as a limited partnership in the state of Delaware on November 23, 1993. The sole general partner is First Industrial Realty Trust, Inc. (the “Company”) with an approximate 85.6% partnership interest at December 31, 2003. The Company is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code. The Company’s operations are conducted primarily through the Operating Partnership. The limited partners of the Operating Partnership own, in the aggregate, approximately a 14.4% and 15.0% interest in the Operating Partnership at December 31, 2003 and 2002 respectively.

     The Operating Partnership owns at least a 99% limited partnership interest in First Industrial Financing Partnership, L.P. (the “Financing Partnership”), First Industrial Securities, L.P. (the “Securities Partnership”), First Industrial Mortgage Partnership, L.P (the “Mortgage Partnership”), First Industrial Pennsylvania, L.P. (the “Pennsylvania Partnership”), First Industrial Harrisburg, L.P. (the “Harrisburg Partnership”), First Industrial Indianapolis, L.P. (the “Indianapolis Partnership”), TK-SV, LTD. and FI Development Services, L.P. (together, the “Other Real Estate Partnerships”).

     The general partners of the Other Real Estate Partnerships are separate corporations, each with at least a .01% general partnership interest in the Other Real Estate Partnerships for which it acts as a general partner. Each general partner of the Other Real Estate Partnerships is a wholly-owned subsidiary of the Company.

     On a combined basis, as of December 31, 2003, the Other Real Estate Partnerships owned 105 in-service industrial properties, containing an aggregate of approximately 9.4 million square feet (unaudited) of GLA. Of the 105 industrial properties owned by the Other Real Estate Partnerships at December 31, 2003, 15 are held by the Mortgage Partnership, 41 are held by the Pennsylvania Partnership, 15 are held by the Securities Partnership, 19 are held by the Financing Partnership, 10 are held by the Harrisburg Partnership, four are held by the Indianapolis Partnership and one is held by TK-SV, LTD.

     Profits, losses and distributions of the Other Real Estate Partnerships are allocated to the general partner and the limited partners in accordance with the provisions contained within its restated and amended partnership agreement.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

2.	Basis of Presentation

     The combined financial statements of the Other Real Estate Partnerships at December 31, 2003 and 2002 and for each of the years ended December 31, 2003, 2002 and 2001 include the accounts and operating results of the Other Real Estate Partnerships on a combined basis.

3.	Summary of Significant Accounting Policies

     In order to conform with generally accepted accounting principles, management, in preparation of the Other Real Estate Partnerships’ financial statements, is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2003 and 2002, and the reported amounts of revenues and expenses for each of the years ended December 31, 2003, 2002 and 2001. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short maturity of these investments.

Restricted Cash

     At December 31, 2003 and 2002, restricted cash includes gross proceeds from the sales of certain properties. These sales proceeds will be disbursed as the Other Real Estate Partnerships exchanges into properties under Section 1031 of the Internal Revenue Code. At December 31, 2002 restricted cash also included cash reserves required to be set aside under the 1995 Mortgage Loan (hereinafter defined) for payment of real estate taxes, capital expenditures, interest, security deposit refunds, insurance and re-leasing costs. The carrying amount approximates fair value due to the short term maturity of these investments.

Investment in Real Estate and Depreciation

     Purchase accounting has been applied when ownership interests in properties were acquired for cash. The historical cost basis of properties has been carried over when certain ownership interests were exchanged for Operating Partnership units on July 1, 1994, and purchase accounting has been used for all other properties that were subsequently acquired for Operating Partnership units.

     Investment in Real Estate is carried at cost. The Other Real Estate Partnerships reviews its properties on a quarterly basis for impairment and provides a provision if impairments are found. To determine if an impairment may exist, the Other Real Estate Partnerships reviews its properties and identifies those that have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, the Other Real Estate Partnerships estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property, on an individual property basis, the Other Real Estate Partnerships will recognize an impairment loss based upon the estimated fair value of such property. For properties management considers held for sale, the Other Real Estate Partnerships ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and as a result, the Other Real Estate Partnerships decides not to sell a property previously classified as held for sale, the Other Real Estate Partnerships will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

3.	Summary of Significant Accounting Policies, continued

     Interest costs, real estate taxes, compensation costs of development personnel and other directly related expenses incurred during construction periods are capitalized and depreciated commencing with the date placed in service, on the same basis as the related assets. Depreciation expense is computed using the straight-line method based on the following useful lives:

Years
Buildings and Improvements	31.5 to 40
Land Improvements	15
Furniture, Fixtures and Equipment	5 to 10

     Construction expenditures for tenant improvements, leasehold improvements and leasing commissions (inclusive of compensation costs of leasing personnel) are capitalized and amortized over the terms of each specific lease. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.

     The Other Real Estate Partnerships account for all acquisitions entered into subsequent to June 30, 2001 in accordance with FAS 141. Upon acquisition of a property, the Other Real Estate Partnerships allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. The Other Real Estate Partnerships allocate the purchase price to the fair value of the tangible assets of an acquired property determined by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Other Real Estate Partnership’s overall relationship with the respective tenant. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases. The value of in-place lease intangibles is amortized to expense over the remaining lease term and expected renewal periods in the respective lease and is included in other assets. If a tenant terminates its lease early, the unamortized portion of leasing commissions, tenant improvements, above and below market leases and the in-place lease value is immediately charged to expense.

Deferred Financing Costs

     Deferred financing costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the respective loans. Accumulated amortization of deferred financing costs was $18 and $449 at December 31, 2003 and 2002, respectively. Unamortized deferred financing costs are written-off when debt is retired before the maturity date.

Revenue Recognition

     Rental income is recognized on a straight-line method under which contractual rent increases are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for taxes, insurance and other property operating expenses and is recognized as revenues in the same period the related expenses are incurred by the Other Real Estate Partnerships.

     Revenue is recognized on payments received from tenants for early lease terminations after the Other Real Estate Partnerships determine that all the necessary criteria have been met in accordance with FAS 13 “Accounting for Leases”.

     The Other Real Estate Partnerships provide an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. Accounts receivable in the combined balance sheets are shown net of an allowance for doubtful accounts of $343 as of December 31, 2003 and 2002, respectively. For accounts receivable the Other Real Estate Partnerships deem uncollectible, the Other Real Estate Partnerships uses the direct write-off method.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

3.	Summary of Significant Accounting Policies, continued

Gain on Sale of Real Estate

     Gain on sale of real estate is recognized using the full accrual method. Gains relating to transactions which do not meet the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances. As the assets are sold, their costs and related accumulated depreciation are removed from the accounts with resulting gains or losses reflected in net income or loss. Estimated future costs to be incurred by the Other Real Estate Partnerships after completion of each sale are included in the determination of the gains on sales.

Income Taxes

     In accordance with partnership taxation, each of the partners are responsible for reporting their share of taxable income or loss. The Other Real Estate Partnerships are subject to certain state and local income, excise and franchise taxes. The provision for such state and local taxes has been reflected in general and administrative expense in the statement of operations and has not been separately stated due to its insignificance.

Fair Value of Financial Instruments

     The Other Real Estate Partnerships’ financial instruments include short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable, other accrued expenses and mortgage loans payable. The fair values of the short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable and other accrued expenses were not materially different from their carrying or contract values. See Note 4 for the fair values of the mortgage loan payable.

Discontinued Operations

     On January 1, 2002, the Other Real Estate Partnerships adopted FAS 144. FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property sold subsequent to December 31, 2001 that were not classified as held for sale at December 31, 2001 as well as the results of operations from properties that were classified as held for sale subsequent to December 31, 2001 be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Other Real Estate Partnerships as a result of the disposal transaction and (b) the Other Real Estate Partnerships will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations.

Segment Reporting

     Management views the Other Real Estate Partnerships as a single segment.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

3.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

     In January 2003, the FASB issued FIN 46, which provides guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE are to be included in an entity’s consolidated financial statements. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owing a controlling financial interest. In December 2003, the FASB reissued FIN 46 with certain modifications and clarifications. Application of this guidance was effective for interests in certain VIEs commonly referred to as special-purpose entities (SPEs) as of December 31, 2003. Application for all other types of entities is required for periods ending after March 15, 2004, unless previously applied. The Other Real Estate Partnerships do not believe that the application of FIN 46 will have an impact on its financial position, results of operations, or liquidity.

Reclassifications

     Certain 2002 and 2001 items have been reclassified to conform to the 2003 presentation.

4.	Mortgage Loans Payable, Net

     On December 29, 1995 the Other Real Estate Partnerships, through the Mortgage Partnership, borrowed $40,200 under a mortgage loan (the “1995 Mortgage Loan”). The 1995 Mortgage Loan provided for monthly principal and interest payments based on a 28-year amortization schedule and was to mature on January 11, 2026. The interest rate under the 1995 Mortgage Loan was fixed at 7.22% per annum through January 11, 2003. After January 11, 2003, the interest rate was to adjust through a predetermined formula based on the applicable Treasury rate. At December 31, 2002, the 1995 Mortgage Loan was collateralized by 16 properties held by the Mortgage Partnership. On January 13, 2003, the Other Real Estate Partnerships, through the Mortgage Partnership, paid off and retired the 1995 Mortgage Loan.

     Under the terms of the 1995 Mortgage Loan, certain cash reserves were required to be and were set aside for payments of tenant security deposit refunds, payments of capital expenditures, interest, real estate taxes, insurance and re-leasing costs. The amount of cash reserves segregated for security deposits was adjusted as tenants turn over. The amounts included in the cash reserves relating to payments of capital expenditures, interest, real estate taxes and insurance was determined by the lender and approximated the next periodic payment of such items. The amount included in the cash reserves relating to re-leasing costs resulted from a deposit of a lease termination fee that was to be used to cover costs of re-leasing that space. At December 31, 2002, these reserves totaled $2,742, and were included in restricted cash. Such cash reserves were invested in a money market fund at December 31, 2002. The maturity of these investments is one day; accordingly, cost approximates fair value. On January 13, 2003, the Other Real Estate Partnerships, through the Mortgage Partnership, paid off and retired the 1995 Mortgage Loan at which time such cash reserves were released to the Other Real Estate Partnerships.

     On July 16, 1998, the Other Real Estate Partnerships, through TK-SV, LTD., assumed a mortgage loan in the principal amount of $2,566 (the “Acquisition Mortgage Loan V”). The Acquisition Mortgage Loan V is collateralized by one property in Tampa, Florida, bears interest at a fixed rate of 9.01% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan V matures on September 1, 2006. The Acquisition Mortgage Loan V may be prepaid only after August 2002 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

4.	Mortgage Loans Payable, Net, continued

     The following table discloses certain information regarding the Other Real Estate Partnerships’ mortgage loans:

	Outstanding Balance at				Accrued Interest Payable at		Interest Rate at
	December 31,		December 31,		December 31,	December 31,	December 31,	Maturity
	2003		2002		2003	2002	2003	Date
Mortgage Loans Payable
1995 Mortgage Loan	$—	(1)	$37,482	(1)	$—	$158	(1)	(1)
Acquisition Mortgage Loan V	2,529	(2)	2,598	(2)	18	—	9.010%	09/01/06

Total	$2,529		$40,080		$18	$158

(1)	The entire loan was paid off and retired on January 2003.

(2)	At December 31, 2003 and 2002, the Acquisition Mortgage Loan V is net of an unamortized premium of $102 and $143, respectively.

     The following is a schedule of maturities of the mortgage loan, exclusive of the related premium for the next three years ending December 31,:

Amount
2004	$34
2005	37
2006	2,356

Total	$2,427

Fair Value:

     At December 31, 2003 and 2002, the fair value of the Other Real Estate Partnerships’ mortgage loans payable were as follows:

	December 31, 2003		December 31, 2002
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Mortgage Loans Payable	$2,598	$2,759	$40,080	$40,069

Total	$2,598	$2,759	$40,080	$40,069

     The fair value of the Other Real Estate Partnerships’ mortgage loans payable were determined by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

5.	Partners’ Capital

Preferred Stock

     In 1995, the Company issued 1,650,000 shares of 9.5%, $ .01 par value, Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) at an initial offering price of $25 per share. The Other Real Estate Partnerships issued a preferred limited partnership interest to the Company in the same amount. On or after November 17, 2000, the Series A Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at $25 per share, or $41,250 in the aggregate, plus dividends accrued and unpaid to the redemption date. On March 9, 2001, the Company called for the redemption of all of the outstanding Series A Preferred Stock at the price of $25 per share, plus accrued and unpaid dividends. The Other Real Estate Partnerships redeemed their preferred limited partnership interest with the Company on April 9, 2001 and paid a prorated second quarter dividend of $.05872 per share, totaling approximately $97.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

6.	Acquisition and Development of Real Estate

     In 2003, the Other Real Estate Partnerships acquired two in-service industrial property comprising approximately .3 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $11,300, excluding costs incurred in conjunction with the acquisition of the properties.

     In 2002, the Other Real Estate Partnerships acquired 23 in-service industrial properties comprising, in the aggregate, approximately 1.4 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $57,855, excluding costs incurred in conjunction with the acquisition of the properties.

     In 2001, the Other Real Estate Partnerships acquired nine in-service industrial properties comprising approximately .6 million square feet (unaudited) of GLA for a total purchase price of approximately $22,905 and completed the development of one property comprising approximately .2 million square feet (unaudited) of GLA at a cost of approximately $8,352.

7.	Sale of Real Estate and Real Estate Held For Sale

     In 2003, the Other Real Estate Partnerships sold nine industrial properties comprising approximately 1.1 million square feet (unaudited) of GLA and several parcels of land. Two of the nine sold industrial properties comprising approximately .7 million square feet of GLA were sold to the December 2001 Joint Venture. Gross proceeds from the sales of the nine industrial properties and several land parcels totaled approximately $36,879. The gain on sale of real estate was approximately $10,887, of which $4,644 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the seven of the nine sold industrial properties that were not identified as held for sale at December 31, 2001, are included in discontinued operations.

     In 2002, the Other Real Estate Partnerships sold 17 industrial properties comprising approximately 2.8 million square feet (unaudited) of GLA that were not classified as held for sale at December 31, 2001, one industrial property comprising approximately .1 million square feet (unaudited) of GLA that was sold to the December 2001 Joint Venture, one land parcel and assigned to third parties the right to purchase certain properties. Gross proceeds from these sales were approximately $87,410. The gain on sale of real estate was approximately $21,285, of which $21,218 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the 17 of the 18 sold industrial properties that were not identified as held for sale at December 31, 2001 and the gain associated with the assignment to third parties of the right to purchase certain properties are included in discontinued operations.

     In 2001, the Other Real Estate Partnerships sold eight in-service industrial properties and several parcels of land. Gross proceeds from these sales totaled approximately $69,321. The gain on sales totaled approximately $21,405.

     The following table discloses certain information regarding the industrial properties included in discontinued operations by the Other Real Estate Partnerships for the years ended December 31, 2003, 2002 and 2001, inclusive of the two industrial properties the Other Real estate Partnership sold from January 1, 2004 to March 31, 2004.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Total Revenues	$2,327	$9,554	$14,932
Operating Expenses	(1,244)	(3,102)	(4,129)
Depreciation and Amortization	(408)	(1,627)	(2,806)
Gain on Sale of Real Estate	4,644	21,218	—

Income from Discontinued Operations	$5,319	$26,043	$7,997

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

7.	Sale of Real Estate and Real Estate Held For Sale, continued

     In conjunction with certain property sales, the Other Real Estate Partnerships provides seller financing on behalf of certain buyers. At December 31, 2003 and 2002, the Other Real Estate Partnerships had mortgage notes receivable outstanding of approximately $23,585 and $55,572, respectively which is included as a component of prepaid expenses and other assets.

     In connection with the Other Real Estate Partnerships’ periodic review of the carrying values of its properties and due to the continuing softness of the economy in certain of its markets and indications of current market values for comparable properties, the Other Real Estate Partnerships determined in 2001 that an impairment valuation in the amount of approximately $3,010 should be recorded for certain properties located in the Des Moines, Iowa and Indianapolis, Indiana markets.

8.	Supplemental Information to Statements of Cash Flows

     Supplemental disclosure of cash flow information:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Interest paid	$415	$2,932	$3,742

     In conjunction with the property and land acquisitions, the following liabilities were assumed:

Purchase of real estate	$11,300	$57,855	$22,905
Accounts payable and accrued Expenses	(296)	(364)	(109)

	$11,004	$57,491	$22,796

In conjunction with certain property sales, the Other Real Estate Partnerships provided seller financing on behalf of certain buyers:

Notes Receivable	$17,170	$42,765	$—

9.	Future Rental Revenues

     The Other Real Estate Partnerships’ properties are leased to tenants under net and semi-net operating leases. Minimum lease payments receivable, excluding tenant reimbursements of expenses, under noncancelable operating leases in effect as of December 31, 2003 are approximately as follows:

2004	$31,605
2005	22,696
2006	16,178
2007	10,810
2008	7,976
Thereafter	14,425

Total	$103,690

10.	Related Party Transactions

     Periodically, the Other Real Estate Partnerships utilizes real estate brokerage services from CB Richard Ellis, Inc., for which a relative of one of the Company’s officers/Directors is an employee. For the years ended December 31, 2003 and 2002, this relative received brokerage commissions in the amount of $5 and $23, respectively from the Other Real Estate Partnerships.

OTHER REAL ESTATE PARTNERSHIPS
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

11.	Commitments and Contingencies

     In the normal course of business, the Other Real Estate Partnerships are involved in legal actions arising from the ownership of its properties. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the combined financial position, operations or liquidity of the Other Real Estate Partnerships.

     One property has a lease granting the tenant an option to purchase the property. Such options are exercisable at various times and at appraised fair market value or at a fixed purchase price generally in excess of the Other Real Estate Partnerships’ depreciated cost of the asset. The Other Real Estate Partnerships have no notice of any exercise of this tenant purchase option.

12.	Subsequent Events

     During the period January 1, 2004 through March 5, 2004, the Other Real Estate Partnerships sold one parcel of land for approximately $173 of gross proceeds.